Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

 Kulicke & Soffa Declares Quarterly Dividend of $0.20

SINGAPORE – August 26, 2024 - Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), announced today that its Board of Directors has declared and authorized a quarterly dividend of $0.20 per share of common stock. This upcoming dividend payment will be made on October 8, 2024 to holders of record as of September 19, 2024.

About Kulicke & Soffa
Founded in 1951, Kulicke & Soffa specializes in developing cutting-edge semiconductor and electronics assembly solutions enabling a smart and more sustainable future. Our ever-growing range of products and services supports growth and facilitates technology transitions across large-scale markets, such as advanced display, automotive, communications, compute, consumer, data storage, energy storage and industrial.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Finance
P: +1-215-784-7500
investor@kns.com
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